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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
                                                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Thursday, August 7, 2003

             LAKES ENTERTAINMENT, INC. ANNOUNCES SECOND SEASON WORLD
                        POKER TOUR TELEVISION AGREEMENT


MINNEAPOLIS, AUGUST 7, 2003 -- LAKES ENTERTAINMENT, INC. (NASDAQ "LACO") today announced that World Poker Tour (WPT), a subsidiary company of Lakes, has signed an agreement with the Travel Channel, L.L.C. (TRV), granting TRV the exclusive right to broadcast the second season of the World Poker Tour series within the United States. The new agreement also provides TRV with consecutive, exclusive options to broadcast five additional seasons of the program. TRV is currently broadcasting the first season of the series under a previous agreement.

Under the new agreement, WPT will receive a series of fixed license payments for the second season. These payments will commence in 2004 and are subject to satisfaction of production milestones and other conditions. WPT is also entitled to a portion of the revenues from other sources including international distribution, merchandising and certain sponsorships, and WPT is currently exploring these opportunities. Lakes anticipates that second season revenues from all sources will allow World Poker Tour to be profitable in 2004 and future years, thereby being incremental to Lakes' earnings and reducing financial risks associated with this venture.

Under the agreement, TRV will have exclusive broadcast rights within the United States for a period of four years to the episodes included in the second season. The agreement also provides TRV with consecutive, exclusive options to broadcast five additional seasons of the program within the United States. If options for additional seasons are exercised by TRV, TRV would also have the right to broadcast the episodes in each season for a period of four years.



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Lyle Berman, Chairman and CEO of Lakes, stated, "The World Poker Tour developed a wide television audience and a tremendous following during its first exciting season. We are very pleased that an agreement with TRV has been reached for a second season and we look forward to thirteen more exciting episodes to be aired in 2004." Mr. Berman continued, "This new arrangement with the TRV along with the other potential revenue opportunities, puts the project in a position to be self-sufficient and profitable in future years. Therefore, we continue to look at the World Poker Tour as an excellent opportunity with relatively little financial risk to Lakes."

The World Poker Tour is a joint venture between Steven Lipscomb and Lakes Entertainment, Inc. Lakes currently has development and management agreements with four separate Tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, Lakes Entertainment has agreements for the development of one additional casino on Indian-owned land in California through a joint venture with MRD Gaming.

Lakes Entertainment, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, possible delays in completion of Lakes' casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; continued indemnification obligations to Grand Casinos; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owned to Lakes by Indian tribes; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; and reliance on Lakes' management. For more information, review the Company's filings with the Securities and Exchange Commission.
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